Exhibit 99.(h)(18)(iii)

Amendment to FUND PARTICIPATION AGREEMENT

THIS AMENDMENT, by and between LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), LINCOLN FINANCIAL DISTRIBUTORS, INC., a Connecticut corporation (“Distributor”), LINCOLN FINANCIAL INVESTMENTS CORPORATION, a Tennessee corporation (“Adviser”), and PROTECTIVE LIFE INSURANCE COMPANY (“Company”), a Nebraska corporation, is effective as of October 1, 2026 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“Agreement”), executed and effective as of May 1, 2023, as amended; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement.

NOW, THEREFORE, in consideration of their mutual promises and covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Exhibit A shall be deleted in its entirety and replaced with Exhibit A attached hereto.

2.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

3.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

4.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST By: /s/ Gordon Huellmantel Name: Gordon Huellmantel Title: SVP, Head of Funds Management	LINCOLN FINANCIAL INVESTMENTS CORPORATION By: /s/ Gordon Huellmantel Name: Gordon Huellmantel Title: SVP, Head of Funds Management
LINCOLN FINANCIAL DISTRIBUTORS, INC. By: /s/ Michael Herron Name: Michael Herron Title: VP Sales Operations	PROTECTIVE LIFE INSURANCE COMPANY By: /s/ Steve Cramer Name: Steve Cramer Title: Chief Product Officer – Retirement Division

Exhibit A

Lincoln Variable Insurance Products Trust: All Funds, and share classes, of the Trust available on and after the effective date of the Agreement, including any subsequently created or acquired Funds or share classes.